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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)            June 12, 1997


                            PORTACOM WIRELESS, INC.
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            (Exact name of Registrant as specified in its Charter)

       Delaware                        0-23228                      33-0650673
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(State or Other Jurisdiction      (Commission File No. )      (IRS Employer
 of Incorporation)                                           Identification No.)

8055 W. Manchester Avenue, Suite #730, Playa del Rey, California         90293
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          (Address of Principal Executive Offices)                    (Zip Code)


      Registrant's telephone number, including area code: (310) 448-4140

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Item 9.   Sales of Equity Securities Pursuant to Regulation S

     On June 12, 1997, PortaCom Wireless, Inc. (the "Company") sold 57,154 Units at a purchase price of $3.11 per Unit. Each Unit is comprised of one common share and one non-transferable warrant to purchase one additional share of the Company. Each warrant entitles the holder to purchase one share of common stock for two years at an exercise price equal to the purchase price of $3.11 for one year and thereafter at $3.58 until the expiration of two years from the date of subscription. The Offering was made to non-U.S. persons (as defined in Regulation S). The Offering raised an aggregate of $177,749. The Offering was made in reliance on Regulation S promulgated under the Securities Act of 1933, based on the fact that the Company is a reporting issuer pursuant to Section 13 of the Securities Exchange Act of 1934, the offer and sale of the Units were made in an offshore transaction (as defined in Regulation S), and no direct selling efforts were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 25, 1997                      PORTACOM WIRELESS, INC


                                          By: /s/ Michael A. Richard
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                                             Michael A. Richard
                                             Vice President, Accounting